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Exhibit 3.5

CERTIFICATE OF FORMATION

OF

EXCO INVESTMENT II, LLC

          This Certificate of Formation of EXCO Investment II, LLC (the "LLC") is being duly executed and filed by Kari Myers as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

        FIRST.    The name of the limited liability company formed hereby is:

EXCO Investment II, LLC

        SECOND.    The address of the registered office of the LLC in the State of Delaware is:

c/o Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

        THIRD.    The name and address of the registered agent for service of process on the LLC in the state of Delaware are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 27th day of July, 2001.

/s/ KARI MYERS Kari Myers, Authorized Person

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  Exhibit 3.5
CERTIFICATE OF FORMATION OF EXCO INVESTMENT II, LLC